UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
October 11, 2017

GGP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices)  (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.
On October 6, 2017, the entities identified below exercised or caused to be exercised warrants (the “Warrants”) to purchase common stock, par value $0.01 per share (“Common Stock”), of GGP Inc., a Delaware corporation (the “Company”), beneficially owned by them in the amounts, and using the settlement method, as set forth in the table below. Warrants to acquire an aggregate of 55,296,573 shares of Common Stock were settled in accordance with the terms of the Amended and Restated Warrant Agreement, effective as of October 28, 2013, as amended, by and among American Stock Transfer & Trust Company, LLC, as warrant agent, and the Company (the “Warrant Agreement”), using the full physical settlement method (which requires the applicable holder of the Warrants to pay, in cash, the aggregate exercise price applicable to the Warrants held thereby). Warrants to acquire an aggregate of 22,006,185.41 shares of Common Stock were settled in accordance with the terms of the Warrant Agreement using the net share settlement method (pursuant to which the Company withheld an aggregate of 8,482,487.40 shares of Common Stock, valued at the closing price for the Common Stock on October 6, 2017 of $21.21, to satisfy the aggregate exercise price, issued to the applicable holder 13,523,695 shares of Common Stock and paid cash to the applicable holder for fractional shares of Common Stock).
On October 11, 2017, the exercised Warrants were settled in accordance with the terms of the Warrant Agreement and shares of Common Stock were acquired by those entities.

Holder	Warrants Exercised	Shares of Common Stock Underlying Warrants	Exercise Price Per Share	Settlement Method	Shares of Common Stock Received	Aggregate Exercise Price
Brookfield Retail Holdings Warrants LLC	18,714,651	24,063,298	$ 8.3621	Full Physical	24,063,298	$201,219,706.34
BW Purchaser, LLC	16,428,571	21,123,856	$ 8.1678	Net Share	12,989,228	N/A
Brookfield Retail Holdings V Fund B LP	88,444	113,721	$ 8.3621	Net Share	68,886	N/A
Brookfield Retail Holdings V Fund D LP	597,766	768,607	$ 8.3621	Net Share	465,581	N/A
Brookfield Retail Holdings II Sub II LLC	64,209	82,559	$ 8.3621	Full Physical	82,559	$ 690,374.41
Brookfield Retail Holdings III Sub II LLC	73,653	94,703	$ 8.3621	Full Physical	94,703	$ 791,916.19
Brookfield Retail Holdings IV-A Sub II LLC	1,139,373	1,465,005	$ 8.3621	Full Physical	1,465,005	$ 12,250,525.03
Brookfield Retail Holdings IV-B Sub II LLC	16,996	21,853	$ 8.3621	Full Physical	21,853	$ 182,740.79
Brookfield Retail Holdings IV-C Sub II LLC	387,205	497,868	$ 8.3621	Full Physical	497,868	$ 4,163,223.58
Brookfield Retail Holdings IV-D Sub II LLC	387,205	497,868	$ 8.3621	Full Physical	497,868	$ 4,163,223.58
Brookfield BPY Retail Holdings I LLC	22,222,290	28,573,419	$ 8.3621	Full Physical	28,573,419	$238,933,799.41

The shares of Common Stock were issued in transactions made in reliance on Section 4(a)(2) of the Securities Act of 1933 in that they did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GGP INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: October 16, 2017